UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 6, 2006
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

CNA Center, Chicago, Illinois		60685

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a).	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
The Registrant will restate its Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003, as well as its interim Consolidated Statements of Cash Flows through September 30, 2005, to correct classification errors within the Registrant’s Consolidated Statements of Cash Flows. These corrections resulted from a recent review and analysis by the Registrant of the classifications of cash flows.
The Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003 will be restated to reflect the following:
•	Net purchases and sales of trading securities and changes in the net receivable/payable from unsettled investment purchases and sales related to trading securities, previously classified within investing activities, will be reclassified to cash flows from operating activities.

•	Cash flows from equity method investees will be reclassified to distinguish between return on investments, which will be reflected within operating cash flows, and return of investments, which will be reflected within investing cash flows. Previously, all amounts were reflected within investing cash flows.

•	Deposits and withdrawals related to investment contract products issued by the Registrant will be reflected within financing cash flows. Previously, amounts related to certain investment contracts were reflected within operating cash flows.

•	The impact of cumulative translation adjustment, previously reflected within investing activities, will be classified within operating activities.
As a result of the restatements, previously reported cash flows provided by operating activities-continuing operations, cash flows used by investing activities-continuing operations and cash flows provided by financing activities-continuing operations will be increased or decreased for the years ended December 31, 2004 and 2003 as follows:

Years ended December 31	2004	2003
(In millions)

Cash flows provided by operating activities-continuing operations
As originally reported	$1,607	$1,760
Impact of restatements	377	306

Revised for restatements	$1,984	$2,066

Cash flows used by investing activities-continuing operations
As originally reported	$(2,019)	$(2,133)
Impact of restatements	(83)	(255)

Revised for restatements	$(2,102)	$(2,388)

Cash flows provided by financing activities-continuing operations
As originally reported	$368	$386
Impact of restatements	(307)	(64)

Revised for restatements	$61	$322

This restatement is attributable to the fact that the Registrant did not have an effectively designed control process to ensure correct classification of cash flow activity in its Consolidated Statements of Cash Flows. The restatements related to cash flows will have no impact on the total change in cash from continuing operations within the Consolidated Statements of Cash Flows.
As a result of this restatement, and the restatement to correct the Registrant’s accounting for discontinued operations, as disclosed on Form 8-K filed with the Securities and Exchange Commission on February 16, 2006, the Registrant’s consolidated financial statements for 2001 through 2004, and the related independent registered public accountant’s reports thereon, as well as the Registrant’s interim financial statements through September 30, 2005, should no longer be relied upon. The Registrant’s consolidated financial statements as of and for the year ended December 31, 2005, to be filed on Form 10-K on March 8, 2006, will include the effects of this restatement.
Additionally, the Registrant will revise its 2004 and 2003 Consolidated Statements of Cash Flows to separately disclose the operating, investing and financing portions of the cash flows attributable to discontinued operations, as well as to include the cash balance related to discontinued operations in the Consolidated Statements of Cash Flows.
The determination to restate was made by the Audit Committee of the Registrant’s Board of Directors on March 6, 2006 upon Registrant management’s recommendation and in consultation with Deloitte & Touche LLP, the Registrant’s independent registered public accounting firm.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits:
None
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION (Registrant)
/s/ D. Craig Mense
(Signature)
By: D. Craig Mense Its: Executive Vice President and Chief Financial Officer

Dated: March 8, 2006